Exhibit 99.1

AMAZON.COM ANNOUNCES FOURTH QUARTER SALES UP 15% TO $29.33 BILLION
SEATTLE—(BUSINESS WIRE)—January 29, 2015—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its fourth quarter ended December 31, 2014.
Operating cash flow increased 25% to $6.84 billion for the trailing twelve months, compared with $5.47 billion for the trailing twelve months ended December 31, 2013. Free cash flow decreased to $1.95 billion for the trailing twelve months, compared with $2.03 billion for the trailing twelve months ended December 31, 2013.
Common shares outstanding plus shares underlying stock-based awards totaled 483 million on December 31, 2014, compared with 476 million one year ago.
Fourth Quarter 2014
Net sales increased 15% to $29.33 billion in the fourth quarter, compared with $25.59 billion in fourth quarter 2013. Excluding the $895 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 18% compared to fourth quarter 2013.
Operating income was $591 million in the fourth quarter, compared with operating income of $510 million in fourth quarter 2013.
Net income was $214 million in the fourth quarter, or $0.45 per diluted share, compared with net income of $239 million, or $0.51 per diluted share, in fourth quarter 2013.

Full Year 2014
Net sales increased 20% to $88.99 billion, compared with $74.45 billion in 2013. Excluding the $636 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the year, net sales increased 20% compared with 2013.
Operating income was $178 million, compared with operating income of $745 million in 2013.
Net loss was $241 million, or $0.52 per diluted share, compared with net income of $274 million, or $0.59 per diluted share, in 2013.

“When we raised the price of Prime membership last year, we were confident that customers would continue to find it the best bargain in the history of shopping. The data is in and customers agree — on a base of tens of millions, worldwide paid membership grew 53% last year — 50% in the U.S. and even a bit faster outside the U.S.,” said Jeff Bezos, founder and CEO of Amazon.com. “Prime is a one-of-a-kind, all-you-can-eat, physical-digital hybrid — in 2014 alone we paid billions of dollars for Prime shipping and invested $1.3 billion in Prime Instant Video. We’ll continue to work hard for our Prime members.”
Highlights

•
Amazon announced Prime Now, a new service offering paid one-hour and free two-hour delivery on tens of thousands of daily essentials via a new mobile app. The service is currently available in Manhattan and will expand to other cities this year.

•
Amazon introduced Prime Photos, providing free unlimited photo storage in Amazon Cloud Drive. Prime members now have a simple, secure place to store their existing collections of photos, automatically upload new photos as they are taken, and access them anytime, anywhere, at no cost.

•
Amazon introduced Fire TV Stick, bringing the same experience customers love about Amazon Fire TV — ease of use, great performance, and vast selection — to a smaller and even more affordable device. Fire TV Stick plugs into the HDMI port on an HDTV and provides instant access to movies, TV shows, music, photos, apps, and games.

•
Amazon introduced Echo, a new category of device designed around voice recognition. Echo is hands-free and always on — customers can ask it for information, music, news, and weather from across the room and get results or answers instantly. Echo uses far-field voice recognition with an advanced array of seven microphones to clearly hear around the room, and has advanced audio design that includes dual downward-firing speakers that produce 360˚ omni-directional, room-filling audio.

•	The critically-acclaimed Prime-exclusive series, Transparent, received two Golden Globes. Transparent is the first series from a streaming video service to win a Golden Globe for best series.

•
Amazon Studios announced it will begin to produce and acquire original movies for theatrical release and early window distribution on Prime Instant Video. Production will begin in 2015 with the goal of bringing a dozen original, prestige movies to customers each year.

•
Amazon debuted its first pilot season of 2015, which is available exclusively on Amazon Instant Video in the U.S., U.K., and Germany. The new pilots include Cocked, Mad Dogs, The Man in the High Castle, Point of Honor, Down Dog, Salem Rogers, and The New Yorker Presents, as well as six new kids pilots. All ten episodes of the highly-anticipated dramatic comedy series Mozart in the Jungle premiered on Prime Instant Video in the U.S., U.K., and Germany. In addition, all ten episodes of the drama series, Bosch, will premiere in February on Prime Instant Video in the U.S., U.K., and Germany.

•
Amazon Studios announced it will produce the first television series from Oscar-winning director and producer Woody Allen, which will debut exclusively on Prime Instant Video in the U.S., U.K., and Germany in 2015. Untitled Woody Allen Project has received a full season order and will be written and directed by Allen.

•	Amazon launched the Kindle Store in the Netherlands, offering over 3 million titles in many languages, over 700,000 Kindle exclusives, and more than 20,000 titles in Dutch.

•
AmazonFresh expanded to Manhattan and Philadelphia. Prime members in eligible zip codes can combine grocery and other shopping into one seamless experience. Customers can order from over 500,000 items for same-day and early morning delivery.

•	The number of Amazon sellers using Fulfillment by Amazon (FBA) grew by more than 65% year-over-year in 2014. In the fourth quarter, FBA units represented more than 40% of total third-party units.

•
Amazon unveiled its 8th generation fulfillment center which utilizes robotics, vision systems, and almost 20 years worth of software and mechanical innovations to fulfill customer orders. During the holiday season, the fulfillment network included more than 15,000 robots in 10 fulfillment centers across the U.S.

•
Amazon.co.uk announced that Sunday deliveries have grown by more than 4x in the last year as more customers across the U.K. discover the benefits of receiving orders seven days a week. The increase in Sunday deliveries has been made possible in large part due to the introduction of Amazon Logistics, a technology and logistics platform that empowers independent local, regional, and national delivery companies across the U.K. to deliver Amazon parcels to customers seven days a week.

•
Amazon announced it will open a 46,000 square-foot fashion photography studio in Shoreditch, London in 2015. The studio will be one of the largest of its kind in Europe and will provide both on-model and off-model imaging for Amazon’s rapidly growing European fashion business.

•
In 2014, the second year of its operation, Amazon.in emerged as India’s largest online store. It launched 24 new departments, increasing selection to over 19 million products, and grew its seller base exponentially to more than 16,000 sellers.

•
Amazon launched Amazon Global Store on the China site, www.amazon.cn. The store provides approximately 200,000 products selected from the Amazon U.S. website based on the most popular Chinese customer demands. Chinese customers are now able to enjoy the same quality product at the same price as U.S. customers, while having a Chinese shopping experience, local customer service, and direct shipment to their homes.

•
With over 515 significant service and feature releases in 2014 (up more than 80% year-over-year), and over one million active customers, Amazon Web Services (AWS) continues to grow strongly, with usage growth close to 90% year-over-year for the fourth quarter.

•	AWS announced that more than 13,500 attendees from 63 countries attended AWS re:Invent 2014, its third annual customer and partner conference.

•
AWS announced Amazon Aurora, a MySQL-compatible database engine for Amazon Relational Database Service that combines the speed and availability of high-end commercial databases with the simplicity and cost-effectiveness of open source databases. Amazon Aurora provides up to 5x better performance than the typical MySQL database, availability as good or better than commercial databases or high-end SANs, and superior scalability and security — all at one-tenth the cost of high-end commercial database offerings.

•
AWS announced AWS Lambda, a compute service that runs developers’ code in response to events and automatically manages the required compute resources, making it easy to build and manage applications that respond quickly to new information.

•
AWS announced three new services to make it even easier for enterprises to maintain security, governance, and compliance of their resources in the AWS cloud: AWS Key Management Service, AWS Config, and AWS Service Catalog.

•	AWS announced AWS CodeDeploy, a fully managed, high-scale deployment service that lets developers quickly and simply automate the process of deploying and updating applications on Amazon EC2.

•	AWS announced the Amazon EC2 Container Service, a highly scalable, high-performance container management service that makes it easy to run and manage distributed applications using containers on AWS.

•
AWS has teamed with Pattern Energy Group LP to support the construction and operation of a 150 megawatt wind farm in Benton County, Indiana, called the Amazon Wind Farm (Fowler Ridge). It is expected to generate approximately 500,000 megawatt hours of wind power annually that will be used to help power both current and future AWS data centers.

•	AWS announced Amazon WorkMail, a cloud-based business email and calendaring service with strong security controls and support for popular email clients.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of January 29, 2015, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce, and the various factors detailed below.
First Quarter 2015 Guidance

•	Net sales are expected to be between $20.9 billion and $22.9 billion, or to grow between 6% and 16% compared with first quarter 2014.

•	Operating income (loss) is expected to be between $(450) million and $50 million, compared to $146 million in first quarter 2014.

•
This guidance includes approximately $450 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings.
About Amazon
Amazon.com opened on the World Wide Web in July 1995. The company is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire phone, Fire tablets, and Fire TV are some of the products and services pioneered by Amazon.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

	(unaudited)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$5,258	$3,872	$8,658	$8,084
OPERATING ACTIVITIES:
Net income (loss)	214	239	(241)	274
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization	1,379	963	4,746	3,253
Stock-based compensation	408	326	1,497	1,134
Other operating expense (income), net	36	40	129	114
Losses (gains) on sales of marketable securities, net	—	—	(3)	1
Other expense (income), net	78	51	62	166
Deferred income taxes	185	(109)	(316)	(156)
Excess tax benefits from stock-based compensation	115	(78)	(6)	(78)
Changes in operating assets and liabilities:
Inventories	(1,139)	(1,330)	(1,193)	(1,410)
Accounts receivable, net and other	(1,104)	(1,239)	(1,039)	(846)
Accounts payable	5,053	5,128	1,759	1,888
Accrued expenses and other	1,451	1,589	706	736
Additions to unearned revenue	1,378	819	4,433	2,691
Amortization of previously unearned revenue	(1,339)	(821)	(3,692)	(2,292)
Net cash provided by (used in) operating activities	6,715	5,578	6,842	5,475
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development	(1,144)	(880)	(4,893)	(3,444)
Acquisitions, net of cash acquired, and other	(53)	(59)	(979)	(312)
Sales and maturities of marketable securities and other investments	355	515	3,349	2,306
Purchases of marketable securities and other investments	(1,623)	(419)	(2,542)	(2,826)
Net cash provided by (used in) investing activities	(2,465)	(843)	(5,065)	(4,276)
FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	(115)	78	6	78
Proceeds from long-term debt and other	5,981	249	6,359	394
Repayments of long-term debt	(183)	(40)	(513)	(231)
Principal repayments of capital lease obligations	(406)	(225)	(1,285)	(775)
Principal repayments of finance lease obligations	(68)	(5)	(135)	(5)
Net cash provided by (used in) financing activities	5,209	57	4,432	(539)
Foreign-currency effect on cash and cash equivalents	(160)	(6)	(310)	(86)
Net increase (decrease) in cash and cash equivalents	9,299	4,786	5,899	574
CASH AND CASH EQUIVALENTS, END OF PERIOD	$14,557	$8,658	$14,557	$8,658
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$36	$37	$91	$97
Cash paid for income taxes (net of refunds)	30	25	177	169
Property and equipment acquired under capital leases	1,214	554	4,008	1,867
Property and equipment acquired under build-to-suit leases	214	213	920	877

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

	(unaudited)
Net product sales	$23,102	$21,072	$70,080	$60,903
Net service sales	6,226	4,515	18,908	13,549
Total net sales	29,328	25,587	88,988	74,452
Operating expenses (1):
Cost of sales	20,671	18,806	62,752	54,181
Fulfillment	3,424	2,918	10,766	8,585
Marketing	1,526	1,133	4,332	3,133
Technology and content	2,635	1,862	9,275	6,565
General and administrative	442	318	1,552	1,129
Other operating expense (income), net	39	40	133	114
Total operating expenses	28,737	25,077	88,810	73,707
Income from operations	591	510	178	745
Interest income	8	10	39	38
Interest expense	(74)	(39)	(210)	(141)
Other income (expense), net	(96)	(30)	(118)	(136)
Total non-operating income (expense)	(162)	(59)	(289)	(239)
Income (loss) before income taxes	429	451	(111)	506
Provision for income taxes	(205)	(179)	(167)	(161)
Equity-method investment activity, net of tax	(10)	(33)	37	(71)
Net income (loss)	$214	$239	$(241)	$274
Basic earnings per share	$0.46	$0.52	$(0.52)	$0.60
Diluted earnings per share	$0.45	$0.51	$(0.52)	$0.59
Weighted average shares used in computation of earnings per share:
Basic	464	458	462	457
Diluted	472	467	462	465
_____________
(1) Includes stock-based compensation as follows:
Fulfillment	$97	$81	$375	$294
Marketing	34	25	125	88
Technology and content	226	175	804	603
General and administrative	51	45	193	149

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income (Loss)
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

	(unaudited)
Net income (loss)	$214	$239	$(241)	$274
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $(3), $(6), $(3) and $(20)	(116)	23	(325)	63
Net change in unrealized gains on available-for-sale securities:
Unrealized gains (losses), net of tax of $1, $0, $1 and $3	2	(1)	2	(10)
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $(1), $0, $(1) and $(1)	(2)	—	(3)	1
Net unrealized gains (losses) on available-for-sale securities	—	(1)	(1)	(9)
Total other comprehensive income (loss)	(116)	22	(326)	54
Comprehensive income (loss)	$98	$261	$(567)	$328

AMAZON.COM, INC.
Segment Information
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

	(unaudited)
North America
Net sales	$18,747	$15,331	$55,469	$44,517
Segment operating expenses (1)	17,729	14,606	53,364	42,631
Segment operating income	$1,018	$725	$2,105	$1,886
International
Net sales	$10,581	$10,256	$33,519	$29,935
Segment operating expenses (1)	10,561	10,105	33,816	29,828
Segment operating income (loss)	$20	$151	$(297)	$107
Consolidated
Net sales	$29,328	$25,587	$88,988	$74,452
Segment operating expenses (1)	28,290	24,711	87,180	72,459
Segment operating income	1,038	876	1,808	1,993
Stock-based compensation	(408)	(326)	(1,497)	(1,134)
Other operating income (expense), net	(39)	(40)	(133)	(114)
Income from operations	591	510	178	745
Total non-operating income (expense)	(162)	(59)	(289)	(239)
Benefit (provision) for income taxes	(205)	(179)	(167)	(161)
Equity-method investment activity, net of tax	(10)	(33)	37	(71)
Net income (loss)	$214	$239	$(241)	$274
Segment Highlights:
Y/Y net sales growth:
North America	22%	26%	25%	28%
International	3	13	12	14
Consolidated	15	20	20	22
Y/Y segment operating income/loss growth (decline):
North America	40%	19%	12%	19%
International	(87)	116	(379)	41
Consolidated	18	29	(9)	20
Net sales mix:
North America	64%	60%	62%	60%
International	36	40	38	40
	100%	100%	100%	100%
______________________________

(1)	Represents operating expenses, excluding stock-based compensation and "Other operating expense (income), net," which are not allocated to segments.

AMAZON.COM, INC.
Supplemental Net Sales Information
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

	(unaudited)
Net Sales:
North America
Media	$3,544	$3,513	$11,567	$10,809
Electronics and other general merchandise	13,529	10,648	38,517	29,985
Other (1)	1,674	1,170	5,385	3,723
Total North America	$18,747	$15,331	$55,469	$44,517
International
Media	$3,406	$3,714	$10,938	$10,907
Electronics and other general merchandise	7,109	6,478	22,369	18,817
Other (1)	66	64	212	211
Total International	$10,581	$10,256	$33,519	$29,935
Consolidated
Media	$6,950	$7,227	$22,505	$21,716
Electronics and other general merchandise	20,638	17,126	60,886	48,802
Other (1)	1,740	1,234	5,597	3,934
Total consolidated	$29,328	$25,587	$88,988	$74,452
Year-over-year Percentage Growth:
North America
Media	1%	21%	7%	18%
Electronics and other general merchandise	27	25	28	29
Other	43	52	45	58
Total North America	22	26	25	28
International
Media	(8)%	3%	—%	1%
Electronics and other general merchandise	10	19	19	23
Other	3	25	1	22
Total International	3	13	12	14
Consolidated
Media	(4)%	11%	4%	9%
Electronics and other general merchandise	21	23	25	26
Other	41	50	42	56
Total consolidated	15	20	20	22
Year-over-year Percentage Growth, excluding effect of foreign exchange rates:
International
Media	(1)%	6%	2%	7%
Electronics and other general merchandise	19	21	21	27
Other	11	27	1	26
Total International	12	15	14	19
Consolidated
Media	—%	13%	5%	12%
Electronics and other general merchandise	24	24	26	28
Other	41	51	42	56
Total consolidated	18	22	20	24
Consolidated Net Sales Mix:
Media	24%	28%	25%	29%
Electronics and other general merchandise	70	67	68	66
Other	6	5	7	5
Total consolidated	100%	100%	100%	100%
______________________________

(1)
Includes sales from non-retail activities, such as AWS sales, which are included in the North America segment, and advertising services and our co-branded credit card agreements, which are included in both segments.

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$14,557	$8,658
Marketable securities	2,859	3,789
Inventories	8,299	7,411
Accounts receivable, net and other	5,612	4,767
Total current assets	31,327	24,625
Property and equipment, net	16,967	10,949
Goodwill	3,319	2,655
Other assets	2,892	1,930
Total assets	$54,505	$40,159
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,459	$15,133
Accrued expenses and other	9,807	6,688
Unearned revenue	1,823	1,159
Total current liabilities	28,089	22,980
Long-term debt	8,265	3,191
Other long-term liabilities	7,410	4,242
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 488 and 483
Outstanding shares — 465 and 459	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	11,135	9,573
Accumulated other comprehensive loss	(511)	(185)
Retained earnings	1,949	2,190
Total stockholders’ equity	10,741	9,746
Total liabilities and stockholders’ equity	$54,505	$40,159

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$5,475	$5,345	$5,327	$5,705	$6,842	25%
Purchases of property and equipment (incl. internal-use software & website development) -- TTM	$3,444	$3,854	$4,288	$4,628	$4,893	42%
Principal repayments of capital lease obligations -- TTM	$775	$863	$969	$1,103	$1,285	66%
Principal repayments of finance lease obligations -- TTM	$5	$47	$60	$73	$135	N/A
Property and equipment acquired under capital leases -- TTM	$1,867	$2,243	$2,716	$3,347	$4,008	115%
Free cash flow -- TTM (1)	$2,031	$1,491	$1,039	$1,077	$1,949	(4)%
Free cash flow -- TTM Y/Y growth (decline)	414%	744%	292%	178%	(4)%	N/A
Invested capital (2)	$15,749	$16,681	$17,743	$18,715	$21,021	33%
Return on invested capital (3)	13%	9%	6%	6%	9%	N/A
Free cash flow less lease principal repayments -- TTM (4)	$1,251	$581	$10	$(99)	$529	(58)%
Free cash flow less finance principal lease repayments and capital acquired under capital leases -- TTM (5)	$159	$(799)	$(1,737)	$(2,343)	$(2,194)	N/A
Common shares and stock-based awards outstanding	476	476	480	481	483	1%
Common shares outstanding	459	460	462	463	465	1%
Stock awards outstanding	17	16	18	18	18	8%
Stock awards outstanding -- % of common shares outstanding	3.6%	3.5%	3.9%	3.9%	3.8%	N/A
Results of Operations
Worldwide (WW) net sales	$25,587	$19,741	$19,340	$20,579	$29,328	15%
WW net sales -- Y/Y growth, excluding F/X	22%	23%	22%	20%	18%	N/A
WW net sales -- TTM	$74,452	$78,124	$81,759	$85,246	$88,988	20%
WW net sales -- TTM Y/Y growth, excluding F/X	24%	24%	23%	22%	20%	N/A
Operating income (loss)	$510	$146	$(15)	$(544)	$591	16%
Operating income/loss -- Y/Y growth (decline), excluding F/X	24%	(29)%	(158)%	N/A	22%	N/A
Operating margin -- % of WW net sales	2.0%	0.7%	(0.1)%	(2.6)%	2.0%	N/A
Operating income -- TTM	$745	$710	$617	$97	$178	(76)%
Operating income -- TTM Y/Y growth (decline), excluding F/X	14%	7%	(11)%	(94)%	(79)%	N/A
Operating margin -- TTM % of WW net sales	1.0%	0.9%	0.8%	0.1%	0.2%	N/A
Net income (loss)	$239	$108	$(126)	$(437)	$214	(10)%
Net income (loss) per diluted share	$0.51	$0.23	$(0.27)	$(0.95)	$0.45	(11)%
Net income (loss) -- TTM	$274	$299	$181	$(216)	$(241)	(188)%
Net income (loss) per diluted share -- TTM	$0.59	$0.64	$0.39	$(0.47)	$(0.52)	(187)%
______________________________

(1)	“Free cash flow” is defined as net cash provided by operating activities less cash expenditures for purchases of property and equipment, including internal-use software and website development.

(2)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt) over five quarter ends.

(3)	TTM Free Cash Flow divided by Invested Capital.

(4)
“Free cash flow less lease principal repayments” is defined as net cash provided by operating activities, less (i) purchases of property and equipment, including internal-use software and website development, (ii) principal repayments of capital lease obligations, and (iii) principal repayments of finance lease obligations.

(5)
“Free cash flow less finance principal lease repayments and capital acquired under capital leases” is defined as net cash provided by operating activities, less (i) purchases of property and equipment, including internal-use software and website development, (ii) property and equipment acquired under capital leases, and (iii) principal repayments of finance lease obligations.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Y/Y % Change
Segments
North America Segment:
Net sales	$15,331	$11,858	$11,998	$12,867	$18,747	22%
Net sales -- Y/Y growth, excluding F/X	26%	26%	26%	25%	22%	N/A
Net sales -- TTM	$44,517	$46,984	$49,487	$52,053	$55,469	25%
Operating income	$725	$562	$438	$88	$1,018	40%
Operating margin -- % of North America net sales	4.7%	4.7%	3.7%	0.7%	5.4%	N/A
Operating income -- TTM	$1,886	$1,992	$2,020	$1,813	$2,105	12%
Operating income -- TTM Y/Y growth, excluding F/X	18%	17%	14%	2%	12%	N/A
Operating margin -- TTM % of North America net sales	4.2%	4.2%	4.1%	3.5%	3.8%	N/A
International Segment:
Net sales	$10,256	$7,883	$7,342	$7,712	$10,581	3%
Net sales -- Y/Y growth, excluding F/X	15%	18%	14%	13%	12%	N/A
Net sales -- TTM	$29,935	$31,140	$32,272	$33,193	$33,519	12%
Net sales -- TTM % of WW net sales	40%	40%	39%	39%	38%	N/A
Operating income (loss)	$151	$(60)	$(34)	$(224)	$20	(87)%
Operating margin -- % of International net sales	1.5%	(0.8)%	(0.5)%	(2.9)%	0.2%	N/A
Operating income (loss) -- TTM	$107	$63	$29	$(166)	$(297)	(379)%
Operating income/loss -- TTM Y/Y growth (decline), excluding F/X	106%	770%	N/A	(877)%	(348)%	N/A
Operating margin -- TTM % of International net sales	0.4%	0.2%	0.1%	(0.5)%	(0.9)%	N/A
Consolidated Segments:
Operating expenses (6)	$24,711	$19,239	$18,936	$20,715	$28,290	14%
Operating expenses -- TTM (6)	$72,459	$76,069	$79,710	$83,599	$87,180	20%
Operating income (loss)	$876	$502	$404	$(136)	$1,038	18%
Operating margin -- % of Consolidated net sales	3.4%	2.5%	2.1%	(0.7)%	3.5%	N/A
Operating income -- TTM	$1,993	$2,055	$2,049	$1,647	$1,808	(9)%
Operating income -- TTM Y/Y growth (decline), excluding F/X	21%	20%	14%	(12)%	(10)%	N/A
Operating margin -- TTM % of Consolidated net sales	2.7%	2.6%	2.5%	1.9%	2.0%	N/A
______________________________

(6)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except inventory turnover, accounts payable days and employee data)
(unaudited)

	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$3,513	$2,825	$2,464	$2,734	$3,544	1%
Media -- Y/Y growth, excluding F/X	21%	13%	14%	5%	1%	N/A
Media -- TTM	$10,809	$11,121	$11,411	$11,536	$11,567	7%
Electronics and other general merchandise	$10,648	$7,829	$8,366	$8,793	$13,529	27%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	25%	28%	29%	31%	27%	N/A
Electronics and other general merchandise -- TTM	$29,985	$31,686	$33,575	$35,636	$38,517	28%
Electronics and other general merchandise -- TTM % of North America net sales	67%	67%	68%	68%	69%	N/A
Other	$1,170	$1,204	$1,168	$1,340	$1,674	43%
Other -- Y/Y growth	52%	60%	38%	40%	43%	N/A
Other -- TTM	$3,723	$4,177	$4,501	$4,881	$5,385	45%
Supplemental International Segment Net Sales:
Media	$3,714	$2,642	$2,380	$2,510	$3,406	(8)%
Media -- Y/Y growth, excluding F/X	6%	4%	4%	3%	(1)%	N/A
Media -- TTM	$10,907	$11,004	$11,160	$11,246	$10,938	—%
Electronics and other general merchandise	$6,478	$5,188	$4,912	$5,160	$7,109	10%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	21%	26%	20%	19%	19%	N/A
Electronics and other general merchandise -- TTM	$18,817	$19,919	$20,894	$21,737	$22,369	19%
Electronics and other general merchandise -- TTM % of International net sales	63%	64%	65%	65%	67%	N/A
Other	$64	$53	$50	$42	$66	3%
Other -- TTM	$211	$217	$218	$210	$212	1%
Supplemental Worldwide Net Sales:
Media	$7,227	$5,467	$4,844	$5,244	$6,950	(4)%
Media -- Y/Y growth, excluding F/X	13%	8%	9%	4%	—%	N/A
Media -- TTM	$21,716	$22,125	$22,571	$22,782	$22,505	4%
Electronics and other general merchandise	$17,126	$13,017	$13,278	$13,953	$20,638	21%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	24%	27%	26%	26%	24%	N/A
Electronics and other general merchandise -- TTM	$48,802	$51,605	$54,469	$57,373	$60,886	25%
Electronics and other general merchandise -- TTM % of WW net sales	66%	66%	67%	67%	68%	N/A
Other	$1,234	$1,257	$1,218	$1,382	$1,740	41%
Other -- TTM	$3,934	$4,394	$4,719	$5,091	$5,597	42%
Balance Sheet
Cash and marketable securities	$12,447	$8,666	$7,986	$6,883	$17,416	40%
Inventory, net -- ending	$7,411	$6,716	$6,644	$7,316	$8,299	12%
Inventory turnover, average -- TTM	8.9	9.1	9.1	8.9	8.6	(3)%
Property and equipment, net	$10,949	$12,267	$14,089	$15,702	$16,967	55%
Accounts payable -- ending	$15,133	$10,590	$10,457	$11,811	$16,459	9%
Accounts payable days -- ending	74	68	71	74	73	(1)%
Other
WW shipping revenue	$1,137	$849	$889	$1,048	$1,701	50%
WW shipping costs	$2,344	$1,829	$1,812	$2,020	$3,049	30%
WW net shipping costs	$1,207	$980	$923	$972	$1,348	12%
WW net shipping costs -- % of WW net sales	4.7%	5.0%	4.8%	4.7%	4.6%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	117,300	124,600	132,600	149,500	154,100	31%

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

AWS Customers

•
References to AWS customers mean unique AWS customer accounts, which are unique e-mail addresses that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.

Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide — for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br, www.amazon.in, www.amazon.com.mx, www.amazon.com.au, www.amazon.nl, www.diapers.com, www.shopbop.com and www.zappos.com — as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with certain acquisitions, rental businesses, web services, or advertising businesses, or Amazon gift certificates.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Phil Hardin, 206/266-2171	Ty Rogers, 206/266-7180
www.amazon.com/ir	www.amazon.com/pr